EXHIBIT 15





November 12, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Ford Motor Company Registration Statements Nos. 2-95018, 2-95020, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50194, 33-50238, 33-54275,
     33-54283,  33-54348,  33-54735,  33-54737,  33-58255,  33-61107,  33-64605,
     33-64607, 333-02735, 333-20725, 333-27993, 333-28181, 333-31466, 333-37396,
     333-37536,   333-37542,   333-38580,   333-38586,   333-40258,   333-40260,
     333-46295,   333-47443,   333-47445,   333-47733,   333-52399,   333-56660,
     333-57596,   333-57598,   333-58695,   333-58697,   333-58701,   333-61882,
     333-61886,   333-65703,   333-70447,   333-71380,   333-72476,   333-72478,
     333-74313,  333-85138,   333-86127,   333-87619,   333-87990,   333-100910,
     333-101293,  333-104063, 333-105674, 333-104064, and 333-110105 on Form S-8
     and 333-67209 and 333-75214 on Form S-3.


Commissioners:

We are aware that our report dated October 16, 2003 on our review of interim financial information of Ford Motor Company (the "Company") for the three and nine-month periods ended September 30, 2003 and 2002 and included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 is incorporated by reference in the afore referenced Registration Statements.


Yours very truly,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan